                                                                    EXHIBIT 21.1


                                SUBSIDIARIES OF
                           TRANSDIGM HOLDING COMPANY


TransDigm Inc. is a wholly-owned subsidiary of TransDigm Holding Company. TransDigm Inc. wholly-owns the following subsidiaries:

         TransDigm Export, Inc.
         Marathon Power Technologies Company
         ZMP, Inc.
         Adams Rite Aerospace, Inc.
         Champion Aerospace, Inc.

                                       v